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                                                                     EXHIBIT 2.1


                                                                          PAGE 1
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:

        "AIR SOUTH, INC.", A ILLINOIS CORPORATION,

        WITH AND INTO "AIR SOUTH AIRLINES, INC." UNDER THE NAME OF "AIR SOUTH AIRLINES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1995, AT 4:01 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                       /s/ Edward J. Freel
                                [SEAL] -----------------------------------
                                       Edward J. Freel, Secretary of State

                                               AUTHENTICATION:
2564178 8100M                                                   7775511
                                                 DATE:
960000002:                                                      01-03-96


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                              AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated this 29th day of December, 1995, pursuant to
Section 252 of the General Corporation Law of the State of Delaware, between Air South Airlines, Inc., a Delaware corporation and Air South, Inc., an Illinois corporation.

WITNESSETH that:

WHEREAS, the constituent corporations desire to merge into a single corporation.

NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

        FIRST: Air South Airlines, Inc., hereby merges into itself Air South, Inc., said Air South, Inc., shall be and hereby is merged into Air South Airlines, Inc., which shall be the surviving corporations.

         SECOND: The Certificate of Incorporation of Air South Airlines, Inc., and as in effect on the date of merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

         (a) Each share of common stock of the surviving corporation, which shall be issued and outstanding on the effective date of this Agreement and owned by the merged corporation shall be canceled without any payment of consideration therefor.

         (b) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this Agreement, and all rights in respect thereto shall forthwith be changed and converted into one (1) share of common stock of the surviving corporation.

         (c) After the effective date of this Agreement, each holder of an outstanding certificate representing shares of common stock of the merged corporation shall at the written request of the
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and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized the name of the merged corporation or otherwise to take any and all such action.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of either constituent corporation at any time prior to the date of filing this Agreement with the Secretary of State. This Agreement may be amended by the board of Directors of its constituent corporations at any time prior to the date of filing this Agreement with the Secretary of State, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolution by their respective Boards of Directors have caused these presents to be executed by the Chairman of the Board and Chief Executive Officer of the surviving corporation and the President and Chief Operating Officer of the merged corporation as the respective act, deed and agreement of said corporations on this 29th day of December, 1995.


                               Air South Airlines, Inc.



                               By: /s/ Clifton E. Haley
                                   ------------------------------------------
                                   Clifton E. Haley,
                                    Chairman of the Board and Chief Executive
                                    Officer

                               Air South, Inc.


                               By: /s/ Roden Brandt
                                   ------------------------------------------
                                   Roden Brandt, President and
                                    Chief Operating Officer


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        I, David Y. Monteith, Secretary of Air South Airlines, Inc., a
corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Air South, Inc., a corporation of the State of Illinois, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the unanimous written consent of the stockholders holding one hundred (100) shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Air South Airlines, Inc., and the duly adopted agreement and act of the said corporation.


WITNESS my hand on this 29th day of December, 1995



                                        /s/ D.Y. Monteith
                                        ---------------------------------
                                        Secretary